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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

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                               USA NETWORKS, INC.
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                               USA NETWORKS, INC.

                                   MEMORANDUM

TO:   Transferring USA Entertainment Stock Option Holders

FROM: Julius Genachowski

DATE: February 20, 2002

RE:   TREATMENT OF USAI OPTIONS

      This memo describes what will happen to your USA Networks, Inc. ("USAI") employee stock options when you transfer employment from USAi to Vivendi Universal Entertainment ("VUE") upon the closing of the transaction (the "VUE TRANSACTION") with Vivendi Universal ("VU").

      We have agreed with VU on a program under which VU will grant options to purchase VU American Depository Shares ("ADSS") -- the same kind of options held by Universal Studios employees -- to replace USA Entertainment employees' options that will terminate as a result of the VUE transaction. The replacement grants will be designed to preserve the intrinsic or "spread" value of your terminated USAi options - vested and unvested, "in-the-money" and "underwater" - as well as the terms of those options. In addition, you will receive full credit toward vesting for the service you have accumulated prior to the closing date of the VUE Transaction (the "CLOSING DATE"). And finally, with regard to the "special" options granted on April 25, 2001, in the spirit of the overall transaction creating VUE, we have agreed with VU to allow for vesting upon the Closing Date of the "special" options that would have vested during the 18-month period following the Closing Date, and VU will grant vested VU options to replace these USAi options (as well as granting unvested VU options to replace the remaining unvested USAi options associated with that grant) when those options terminate as a result of the VUE Transaction.

      Upon the closing of the VUE Transaction, the various USAi subsidiaries that comprise USA Entertainment will transfer in their entirety to VUE, and the closing will accordingly have no legal effect on your employment with the USAi subsidiary that you perform services for as of the Closing Date. However, your employment with USAi will terminate. Accordingly, under the terms of the USAi Stock Option Plans and the award agreements thereunder, your unvested USAi options will terminate at the closing of the VUE Transaction, and your vested USAi options will terminate 90 days (or three months, as applicable) after the Closing Date (the "POST-CLOSING PERIOD"). Under the program described in this memo, however, VU will replace, on the Closing Date, all unvested USAi options that terminate at such time, and will replace, shortly after the Post-Closing Period, all unexercised vested USAi options that terminate at the end of the Post-Closing Period.

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      You need not take any action to receive grants of replacement VU options in accordance with this memo, unless you hear otherwise from the Corporate General Counsel's office.

      Note that this memo and the replacement program it describes apply to standard USAi options (i.e., options that vest in 25% increments over four years; that, in the case of unvested options, terminate in their entirety upon termination of employment with USAi; and that, in the case of vested options, terminate 90 days (or three months, as applicable) after termination of employment with USAi; as well as all of the "special" options granted on April 25, 2001, which all have identical terms), and all references to USAi options in this memo refer to standard USAi options. Virtually all USAi option grants are standard USAi options. The treatment of non-standard USAi options will be handled individually among the option holder, USAi and VU.

1.    UNVESTED USAI OPTIONS

      A. REPLACEMENT VU OPTION GRANT. VU has agreed to grant, on the Closing Date, unvested options to purchase VU ADSs ("VU OPTIONS") that are intended to preserve the intrinsic (or "spread") value of the unvested USAi options that will terminate on the closing of the VUE Transaction, measured as described below during the ten-day trading period immediately prior to the Closing Date. As noted above, under the USAi Stock Option Plans and option agreements thereunder, all of your USAi options that are unvested and outstanding on the Closing Date will terminate. The number of VU Options that you will be granted and the exercise prices of those options will be determined by taking into consideration the average closing prices of USAi common stock and VU ADSs during the 10-day trading period immediately prior to the Closing Date. This is designed to preserve the positive or negative intrinsic (or "spread") value in your terminated USAi options - that is, to preserve both the "in-the-money" or "underwater" spread of your terminated USAi options. The specifics regarding the replacement VU Option grants are discussed in detail below, and we have provided you with hypothetical examples for illustrative purposes in Sections 5 and 6 of this memo.

      B. VESTING AND OTHER TERMS OF REPLACEMENT VU OPTION GRANT. VU has agreed that the vesting terms and vesting schedule (including credit for the period of your service with USAi after the date of grant of the USAi option and prior to the Closing Date) and all of the other terms of the terminated USAi options will be preserved in the replacement VU Option grants (including an expiration date identical to the original expiration date of the terminated USAi options); however, the definition of "change in control" that applied to your USAi options will be replaced with the VU definition of change in control (as set forth in the VU Stock Option Plan Regulations).

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      C.    FORM OF SHARES UNDERLYING REPLACEMENT VU OPTIONS. The form of VU shares underlying your replacement VU Options will be VU ADSs, which are publicly traded on the New York Stock Exchange. See Section 4 of this memo for an explanation of what an ADS is.

2.    VESTED USAI OPTIONS

      A. REPLACEMENT VU OPTION GRANT. VU has agreed that, as soon as administratively practicable following the expiration of the Post-Closing Period (we expect it to be within a week after the Post-Closing Period), VU will grant you fully vested VU Options (assuming that you are employed by VUE or its affiliates on such date of grant). The replacement VU Options are intended to preserve the intrinsic (or "spread") value of the vested unexercised USAi options that terminate at the end of the Post-Closing Period (that is, those USAi options that are vested but have not been exercised prior to or during the Post-Closing Period), measured as described below during the ten-day trading period immediately prior to the grant date. The number of VU Options that you will be granted and the exercise prices of those options will be determined by taking into consideration the average closing prices of USAi common stock and VU ADSs during the 10-day trading period immediately prior to the grant date of the replacement VU Options. This is designed to preserve the positive or negative intrinsic (or "spread") value in your terminated USAi options - that is to preserve both the "in-the-money" or "underwater" spread of your terminated USAi options. Of course, while you are permitted to exercise vested USAi options during the Post-Closing Period, no replacement VU options will be granted with respect to vested USAi options that have been exercised. You will not be able to exercise your vested replacement VU Options until VU actually grants such options.

      B. TERMS OF REPLACEMENT VU OPTION GRANT. VU has agreed that the vested replacement VU Options will contain the same terms as the unexercised terminated USAi options (including an expiration date identical to the original expiration date of the terminated USAi options); however, the definition of "change in control" that applied to your USAi options will be replaced with the VU definition of change in control (as set forth in the VU Stock Option Plan Regulations).

3.    APRIL 25, 2001 "SPECIAL" USAI OPTIONS

      A. TRIGGER ON CLOSING. The "special" USAi options granted on April 25, 2001 contained a provision under which, if you were terminated from your job (as opposed to voluntarily leaving employment), you would receive the benefit of accelerated vesting of the options that would have vested 18 months after the termination. Even though the closing of the VUE Transaction will not legally terminate your employment with the employing entities being transferred to VUE, we have agreed with VU that

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            we will treat the closing as triggering the "18-month" vesting provisions in the April 25, 2001 "special" grants. Thus, on the closing of the VUE Transaction, the portion of the April 25, 2001 "special" grant that is not vested as of such date, but would have become vested over the 18-month period following the Closing Date, will become immediately vested as of the Closing Date.

      B. TREATMENT AS VESTED USAI OPTIONS. The portion of your USAi options that becomes vested as described in this Section 3 (if applicable to you), and that remain unexercised at the end of the Post-Closing Period will be considered part of your "vested options" and will be treated in the same manner as any of your other vested but unexercised USAi options under the terms as described in Section 2 above.

      C. TREATMENT OF UNVESTED PORTION. A portion of the April 25, 2001 "special" grant will remain unvested after the application of the 18-month acceleration provision described above. These unvested USAi options will be treated in the same manner as any of your other unvested USAi options under the terms as described in Section 1 above and will vest as originally scheduled (i.e., 12.5% of the original grant will vest on each of December 31, 2003, June 30, 2004 and December 31, 2004), except that the replacement VU Option granted in respect of the remaining unvested "special" USAi option will not contain an additional 18-month acceleration provision (as you will have already received the benefit of the original provision).

4.    WHAT ARE AMERICAN DEPOSITORY SHARES

      An ADS is a share of stock that represents the underlying ordinary share of the issuer that is trading in a foreign issuer's home market. A VU ADS, therefore, is a share of stock that is traded in the United States that represents the underlying VU ordinary shares that are trading in France. Each VU ADS represents one VU equity share that is traded on the Paris Bourse Exchange. In order to facilitate an active market in the United States for VU securities, VU deposited a number of VU ordinary shares with a U.S. financial institution. The voting rights of ADS holders are the same as those of holders of ordinary shares, except that instead of voting directly, ADS holders instruct the depositary how to vote their shares. VU ADSs are listed and traded on the New York Stock Exchange, Inc. ("NYSE") under the symbol "V." For more information on VU and its shares as traded on the NYSE, see VU's web site at: http://finance.vivendiuniversal.com. Examples of companies whose shares are traded in the United States as American Depository Shares include: News Corporation Ltd., British Airways Plc, Honda Motor Co., Ltd., Fiat SPA, Heineken NV, Terra Networks SA, Credit Suisse Group and Dresdner Bank AG. You may see references to American Depository Receipts or "ADRs," but, for all practical purposes, the terms ADS and ADR are interchangeable.

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5.    DETERMINATION OF THE CONVERSION RATIO

      A. PRESERVING THE INTRINSIC VALUE OF YOUR USAI OPTIONS. VU has agreed to preserve the intrinsic (or "spread") value of the USAi options that terminate in connection with the VUE Transaction as described in this memo. Both the number of replacement VU Options that you will receive and the exercise price of these new VU Options will be determined based on a "Conversion Ratio," in order to preserve this value. For your information, this type of conversion formulation is similar to the conversion of stock options in mergers or stock purchases.

      B. DEFINITION OF CONVERSION RATIO. The Conversion Ratio means the ratio (rounded up or down to the nearest fourth decimal place) of (i) the price of a share of USAi common stock, divided by (ii) the price of a VU ADS, with the price of each as of any applicable date of grant of a replacement VU Option determined based on the average of the closing sale prices of such shares during the 10-day trading period ending on the trading day immediately prior to the applicable date of grant.(1) For example, if the USAi common stock 10-day closing price average as of the applicable date is $30 per share, and if the VU ADS 10-day closing price average as of the applicable date is $40 per share, then the Conversion Ratio to be applied to the unvested USAi options as of the Closing Date (described in Section 1 above) under this hypothetical example would be 30/40, or .75.

6.    APPLICATION OF THE CONVERSION RATIO/HYPOTHETICAL EXAMPLE

      A. GENERAL. In order to preserve the intrinsic (or "spread") value of your terminated USAi options, measured based on the average closing prices of USAi common stock and VU ADSs during the 10-day trading period prior to the grant date, VU will apply the Conversion Ratio in the manner described in this Section 6. Both the number of shares subject to your terminated USAi options and the exercise price of such options will be adjusted in order to preserve your intrinsic (or "spread") value.

      B. NUMBER OF REPLACEMENT VU OPTION SHARES. The number of replacement VU Options to purchase VU ADSs that will be granted to you (as described in Sections 1 or 2 above, respectively) will be equal to the Conversion Ratio multiplied by the number of shares of USAi common stock subject to the terminated USAi option.

----------
(1) In the event that, prior to the grant of a replacement VU Option, there is a change in capitalization, such as a stock split, of either USAi common stock or VU ADSs, then the Conversion Ratio will be appropriately adjusted to reflect such change.

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      C.    EXERCISE PRICE PER ADS OF REPLACEMENT VU OPTION. The exercise price per VU ADS of a replacement VU Option granted to you will equal the exercise price of the terminated USAi option divided by the Conversion Ratio.

      D.    HYPOTHETICAL EXAMPLE OF UNVESTED USAI OPTION CONVERSION.

      ASSUMPTIONS:

            o Unvested USAi option for 15,000 shares with an exercise price of $18 per share.

            o The average of the closing sale prices of a share of USAi common stock during the 10-day trading period in which the Conversion Ratio is determined is $30.

            o The average of the closing sale prices of a VU ADS during the 10-day trading period in which the Conversion Ratio is determined is $40.

            o     The Conversion Ratio as of the Closing Date is .75 (30/40 =
                  .75).

      NUMBER OF VU ADSS SUBJECT TO REPLACEMENT VU OPTION AND EXERCISE PRICE:

            o     NUMBER OF VU ADSS FOR WHICH THE REPLACEMENT VU OPTION WILL BE
                  GRANTED:

                  Conversion Ratio (.75) multiplied by the number of unvested USAi option shares that are terminated (15,000) = .75 x 15,000 = 11,250.

            o     EXERCISE PRICE PER VU ADS:

                  Exercise price of terminated USAi option ($18) divided by Conversion Ratio (.75) = $18/.75 = $24.

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      COMPARISON OF TOTAL INTRINSIC (OR "SPREAD") VALUE OF TERMINATED USAI
      OPTION AND REPLACEMENT VU OPTION BASED ON THE 10-DAY AVERAGE CLOSING
      PRICES:


---------------------------------------------------------------------------
                                    USAI              VIVENDI UNIVERSAL

---------------------------------------------------------------------------
10-DAY AVERAGE CLOSING              $30                      $40
PRICE PER SHARE:
---------------------------------------------------------------------------
LESS EXERCISE PRICE PER             $18                      $24
SHARE:
---------------------------------------------------------------------------
INTRINSIC (OR "SPREAD")
VALUE PER SHARE:                    $12                      $16
---------------------------------------------------------------------------
MULTIPLIED BY NUMBER OF
OPTION SHARES:                     15,000                  11,250
---------------------------------------------------------------------------
TOTAL INTRINSIC (OR
"SPREAD") VALUE:(2)               $180,000                $180,000
---------------------------------------------------------------------------

      OTHER TERMS OF REPLACEMENT VU OPTION: As explained above, vested and unvested replacement VU Options will have the same terms as the terminated USAi options, with appropriate conforming changes in view of VU's control of VUE. The unvested replacement VU Option will vest in accordance with the vesting terms and schedule, and otherwise have the same terms, as the terminated USAi option, as set forth in the applicable USAi Stock Option Plan and the award agreement for such terminated USAi option. So, for example, subject to your continued employment with VUE or its affiliates, the replacement VU Option will vest on the dates that the terminated USAi option would have vested, and will expire ten years from the original date of grant of the terminated USAi option.

THE HYPOTHETICAL EXAMPLES IN SECTIONS 5 AND 6 OF THIS MEMO ARE FOR ILLUSTRATIVE PURPOSES ONLY AND DO NOT REFLECT ACTUAL NUMBERS OF USAI OPTIONS OR THE ACTUAL TRADING PRICES OR ANTICIPATED TRADING PRICES OF USAI COMMON STOCK OR VU ADSS.

7.  INCOME TAX TREATMENT

      Neither the termination of the USAi options (whether vested or unvested) nor the grant of replacement VU Options to you will result in any income recognition by you. There are also no special tax consequences to you with respect to your receipt of options to purchase ADSs rather than options to purchase shares of common stock, based on current stock prices of USAi common stock and VU ADSs. As always, if you exercise options, your "spread" value -- that is,

----------
(2) The actual intrinsic (or "spread") value of a replacement VU Option immediately after grant will depend on the actual fair market value of VU ADSs on the grant date, which may be different than the average of the closing prices during the 10-day trading period.

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      generally speaking, the difference between the fair market value of the shares you receive upon exercise of the option and the aggregate exercise price of the options that you pay for the shares -- will be ordinary compensation income and will be subject to normal tax withholding. This communication is a statement of our understanding of the tax consequences that are generally applicable upon option terminations and option grants as described in this memo. This information should not be construed by you as individual tax advice regarding your particular situation. You are urged to speak with your personal tax advisor if you have questions about your taxes with regard to your options, or for any other tax advice that is particular to your individual situation.

                                   * * * * * *

      Of course, this memo does not constitute a contract of employment and does not confer any right to continued employment. The grant of replacement VU Options in accordance with this memo is subject to your being employed by VUE or its affiliates on the applicable date of grant of replacement VU Options. Although neither USAi nor VU has any intention to do so, we reserve the right to modify or amend the program described in this memo.

      If you have any questions relating to the option replacement program, please contact Steve Brunell at (310) 360-2575 or Steve.brunell@studiosusa.com.




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